Exhibit 1.1

CARDINAL HEALTH, INC.

UNDERWRITING AGREEMENT

May 16, 2012

To the Representatives named

in Schedule I hereto of

the Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Cardinal Health, Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), the respective amounts set forth in Schedule II of $250,000,000 aggregate principal amount of the Company’s 1.900% Notes due 2017 (the “2017 Notes”) and $250,000,000 aggregate principal amount of the Company’s 3.200% Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Securities”). J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (the “Representatives”) have agreed to act as the representatives of the several Underwriters in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to the indenture, dated as of June 2, 2008 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

1. Representations and Warranties. The Company represents and warrants to each Underwriter that:

(a) The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933 (the “Act”)) and the Company has not received from the Securities and Exchange Commission (the “Commission”) any notice pursuant to Rule 401(g)(2) of the Act objecting to the use of the automatic shelf registration statement. The Company meets the requirements for use of Form S-3 under the Act and has filed with the Commission a registration statement on such Form (the file numbers of which are set forth in Schedule I hereto), which became effective upon filing, for the registration under the Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A or 430B under the Act to be part of such registration statement, is hereinafter called the “Registration Statement;” such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus;” any such supplemented form of preliminary prospectus relating to the Securities, in the form in which it has been filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called a “preliminary prospectus,” and such supplemented form of final prospectus relating to the Securities, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. Any reference herein to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Basic Prospectus, any preliminary prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any preliminary prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a preliminary prospectus, dated May 16, 2012 (including the Basic Prospectus) hereinafter called the “Preliminary Prospectus,” and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Schedule III hereto.

(c) As of the Time of Sale, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as defined in Section 3 hereof), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture complied and will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Exchange Act and the respective rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not contain or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Final Prospectus, as amended or supplemented as of any such time, did not contain or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranties as to (1) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (2) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus. No statement of material fact to be included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus will be omitted therefrom. No order suspending the effectiveness of the Registration Statement or the use of any preliminary prospectus or the Final Prospectus has been issued by the Commission.

(d) Each preliminary prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from the Time of Sale Information made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in such Time of Sale Information.

(e) Other than the Preliminary Prospectus and the Final Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule III hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties as to the information contained in or omitted from each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in any Issuer Free Writing Prospectus.

(f) The documents incorporated by reference in the Registration Statement, the Final Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and during the period when a prospectus relating to the Securities is required to be delivered under the Act (or such delivery is required but for Rule 172 under the Act) any further documents so filed during such period and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus presents fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, there has been no material adverse change in the financial condition, earnings, business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(i) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio with corporate power and authority to own and hold under lease its properties and conduct its business as described in the Time of Sale Information and the Final Prospectus and holds all material licenses and is duly qualified to conduct the business in which it is engaged in each jurisdiction or place where the conduct of its business requires such licenses or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j) Each of the Company’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own and hold under lease its properties and to conduct its business as described in the Time of Sale Information and the Final Prospectus.

(k) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the applicability of general principles of equity. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Final Prospectus and has been duly qualified under the Trust Indenture Act.

(l) The Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to the applicability of general principles of equity, and the Securities conform in all material respects to the descriptions thereof in the Registration Statement, Time of Sale Information and the Final Prospectus.

(m) There are no legal or governmental proceedings pending, or to the knowledge of the Company threatened, required to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus which are not described as required, and there is no contract or document of a character required to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which is not described or filed as required.

(n) The Company is not in violation of its charter or code of regulations or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, material lease or loan agreement, except where any default would not have a Material Adverse Effect. The issue and sale of the Securities, the execution and delivery of this Agreement, the performance of the obligations of the Company set forth herein and the consummation of the transactions contemplated hereby and thereby will not conflict with or constitute a breach of, or default under, the charter or code of regulations of the Company or any of its subsidiaries, any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their property is bound, or any law, administrative regulation or court decree applicable to the Company or any of its subsidiaries, except, where any breach or default would not have a Material Adverse Effect and except where such breach or default would not have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement, the Indenture and the Securities.

(o) Neither the execution and delivery of this Agreement nor the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as have been obtained under the Act and the Trust Indenture Act or such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters).

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Ernst & Young LLP, which expressed its opinion with respect to the financial statements and supporting schedule included in the Registration Statement, the Time of Sale Information and the Final Prospectus as described under “Experts,” is an independent registered public accounting firm with respect to the Company as required by the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(s) The Company and its officers and directors are in material compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(u) The Company is not an ineligible issuer as defined in Rule 405 under the Act in connection with the offering of the Securities, at the time specified in Rule 164(h)(2) under the Act.

2. Purchase and Sale. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the location, date and time specified in Schedule I hereto (or such later date not later than five Business Days (as hereinafter defined) after such specified date as the Representatives and the Company shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the

Securities shall be made to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks drawn in federal funds or similar same day funds, by wire transfer in same day funds or as otherwise agreed by the Company and the Representatives. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full Business Day in advance of the Closing Date. The term “Business Day” means each day which is neither a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to be closed.

The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the later of (i) termination of the offering of the Securities as determined by the Representatives and as evidenced by written notice thereof to the Company from the Representatives or (ii) the Closing Date, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus but excluding any prospectus supplement relating to a subsequent issuance of securities) to the Basic Prospectus, and will not use, authorize, approve, refer to or file any Issuer Free Writing Prospectus (other than as listed on Schedule III hereto), unless the Company has furnished the Representatives a copy for the Representatives’ review a reasonable time prior to filing thereof. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act. The Company will not use, authorize, approve, refer to or file any Issuer Free Writing Prospectus to which the Representatives reasonably object. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any Issuer Free Writing Prospectus shall have been filed with the Commission, (iii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use all reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) (i) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or such delivery is required but for Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly notify the Underwriters thereof and promptly prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and (ii) if at any time prior to the Closing Date, any event occurs as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly notify the Underwriters thereof and promptly prepare and file with the Commission (to the extent required), subject to the first sentence of paragraph (a) of this Section 4, and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information which will correct such statement or omission or which will effect such compliance.

(c) The Company will make generally available within the meaning of Section 11(a) of the Act to its security holders an earnings statement, which need not be audited, covering a twelve-month period commencing after the date of this Agreement and ending not later than 15 months thereafter as soon as practicable following the end of such period, which earning statement shall satisfy the provisions of Section 11(a) of the Act and may consist of earning statements covering successive fiscal quarters.

(d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (or such delivery is required but for Rule 172 under the Act), as many copies of the Final Prospectus and any amendments thereof and supplements thereto and each Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering unless otherwise agreed with the Representatives.

(e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f) Until the Business Day following the Closing Date, the Company will not, without the prior consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of any debt securities of the Company which mature more than one year following the Closing Date and which are substantially similar to the Securities.

(g) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company); provided that the Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 under the Act, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that describes the final terms of the Securities or their offering and that is included in the Pricing Term Sheet of the Company substantially in the form set forth on Schedule IV or (iii) any Bloomberg L.P. or other electronic communication regarding comparable bond prices that does not require the Company to file any material pursuant to Rule 433(d).

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during any time when a prospectus relating to the Securities is required to be delivered under the Act (or such delivery is required but for Rule 172 under the Act)).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) at the Time of Sale and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened, the Final Prospectus shall have been filed with the Commission not later than 5:30 P.M., New York City time, on the second Business Day following the date hereof, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission to the extent required by Rule 433 under the Act.

(b) The Company shall have furnished to the Representatives the opinion of Shearman & Sterling LLP, counsel to the Company, dated the Closing Date, to the effect as substantially set forth in Exhibit A hereto.

In rendering the opinion set forth in Exhibit A, Shearman & Sterling LLP may (A) assume the genuineness without independent investigation, of all signatures on all documents examined by such firm, the conformity to original documents of all documents submitted to such firm as certified or facsimile copies and the authenticity of all such documents; and (B) rely as to matters of law of any State other than New York upon the opinion of counsel licensed to practice in such state and satisfactory to the Representatives (provided that such opinion shall state that the Representatives and Shearman & Sterling LLP are entitled to so rely) and as to certain matters of fact, upon certificates and written statements of officers and employees of, and accountants for, the Company.

(c) The Company shall have furnished to the Representatives the opinion of Rylan O. Rawlins, Esq., Associate General Counsel of the Company, dated the Closing Date, to the effect as substantially set forth in Exhibit B hereto.

(d) The Representatives shall have received from Hunton & Williams LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company signed by the Chairman of the Board, the President or any Vice President of the Company dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Time of Sale Information and the Final Prospectus, there has been no material adverse change in the financial condition, earnings, business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Final Prospectus.

(f) At the date of this Agreement and the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters (which, with respect to any letter delivered on the Closing Date, may refer to letters previously delivered to the Representatives, a copy of which shall be attached, in which case the letter provided at the Closing Date shall state that the previous letter can be relied on), dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Time of Sale Information and the Final Prospectus.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto) and prior to the Closing Date, there shall not have been any change, or any development involving a prospective change, in or affecting the business, properties or results of operations of the Company and its subsidiaries on a consolidated basis, the effect of which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement, the Time of Sale Information and the Final Prospectus.

(h) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been any downgrading in the ratings of any of the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined by the Commission under the Act or any public announcement by any such organization that it has under surveillance or review with negative implications, its rating of any of the Company’s debt securities (or proposed rating of the Securities).

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled to the reasonable satisfaction of the Representatives when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be to the reasonable satisfaction of the Representatives and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company by telephone or in the manner described in Section 14 hereof.

7. Expenses. (a) The Company covenants and agrees with the Representatives that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, and the Time of Sale Information and the Final Prospectus and amendments and supplements thereto and the mailing and delivery of copies thereof to Underwriters and dealers; (ii) the cost of printing this Agreement, the Indenture, any blue sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with any blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, the Representatives will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with the Securities.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable and detailed out-of-pocket expenses (including reasonable fees and disbursements of counsel as stated with particularity) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them as such expenses are incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the documents referred to in the foregoing indemnity.

This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsections 9(a) and (b) hereof to the extent it is not prejudiced as a proximate result of such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel (which shall not be unreasonably withheld or delayed), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify the indemnified parties against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of total underwriting discounts and commissions actually received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriter or Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any securities of the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared either by Federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities.

12. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person affiliated with the Company. Additionally, in connection with the offering of the Securities, neither the Representatives nor any other Underwriter is advising the Company or any other person affiliated with the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telexed and confirmed to it, at the addresses specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telexed and confirmed to it at 7000 Cardinal Place, Dublin, Ohio 43017, Attention: Chief Legal Officer.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of the Securities from any of the Underwriters.

16. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

CARDINAL HEALTH, INC.

/s/ Samer Abdul-Samad
By:	Samer Abdul-Samad
Title:	Senior Vice President and Treasurer

Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted as of the

date first specified above

J.P. MORGAN SECURITIES LLC

/s/ Robert Bottamedi
By:	Robert Bottamedi
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

/s/ Keith Harman
By:	Keith Harman
Title:	Managing Director

MORGAN STANLEY & CO. LLC

/s/ Yurij Slyz
By:	Yurij Slyz
Title:	Executive Director

For themselves and the other several

Underwriters named in Schedule II

to this Agreement.

Underwriting Agreement

SCHEDULE I

Registration Statement No.: 333-169073

Representatives (including address for notice):

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention:	High Grade Syndicate Desk – 3rd floor
Fax No.: 212 -834-5724

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attention:	High Grade Debt Capital Markets Transaction Management/Legal
Fax No.: 212-901-7881

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:	Investment Banking Division
Fax No.: 212-507-8999

Title and Purchase Price of the 2017 Notes:

Title:	1.900% Notes due June 15, 2017

Principal Amount and Currency:	$250,000,000

Issue Price:	$249,577,500 (99.831% of Principal Amount)

Underwriters’ Discount (before reimbursement of expenses):	$1,500,000 (0.60% of Principal Amount)

Purchase Price:	$248,077,500 (99.231% of Principal Amount)

Reimbursement Expense to the Company:	$150,000

Title and Purchase Price of the 2022 Notes:

Title:	3.200% Notes due June 15, 2022

Principal Amount and Currency:	$250,000,000

Issue Price:	$249,697,500 (99.879% of Principal Amount)

Underwriters’ Discount (before reimbursement of expenses):	$1,625,000 (0.65% of Principal Amount)

Purchase Price:	$248,072,500 (99.229% of Principal Amount)

Reimbursement Expense to the Company:	$162,500

Closing Date, Time and Location:

May 21, 2012 at 10:00 a.m.

Hunton & Williams LLP

200 Park Avenue, New York, New York 10166

Day Count: 30/360

SCHEDULE II

Underwriters	Principal Amount of 2017 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased
J.P. Morgan Securities LLC	$66,663,000	$66,663,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	66,675,000	66,675,000
Morgan Stanley & Co. LLC	66,662,000	66,662,000
Credit Agricole Securities (USA) Inc.	12,500,000	12,500,000
PNC Capital Markets LLC	12,500,000	12,500,000
The Huntington Investment Company	12,500,000	12,500,000
U.S. Bancorp Investments, Inc.	12,500,000	12,500,000
Total	$250,000,000	$250,000,000

SCHEDULE III

List any free-writing prospectuses used in connection with the offering of the Securities:

1.	The term sheet setting forth the terms of the Securities in substantially the form set forth on Schedule IV.

SCHEDULE IV

Cardinal Health, Inc.

Pricing Term Sheet

Issuer:	Cardinal Health, Inc.

Trade Date:	May 16, 2012

Settlement Date:	T+3; May 21, 2012

Underwriters:

Joint Book-Running Managers:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

Morgan Stanley & Co. LLC

Co-Managers:

Credit Agricole Securities (USA) Inc.

PNC Capital Markets LLC

The Huntington Investment Company

U.S. Bancorp Investments, Inc.

1.900% Notes due 2017

Aggregate Principal Amount:	$250,000,000

Maturity Date:	June 15, 2017

Interest Rate:	1.900%

Issue Price:	99.831% of principal amount

Underwriting Discount (before reimbursement of expenses):	0.60% ($1,500,000)
Net Proceeds to Issuer (after Underwriting Discount but before expenses):	$248,077,500

Benchmark Treasury:	UST 0.875% due April 30, 2017

Benchmark Treasury Price:	100-21 3/4

Benchmark Treasury Yield:	0.735%

Spread to Benchmark Treasury:	+120 basis points

Yield to Maturity:	1.935%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2012

Make-whole Call:

The notes will be redeemable, in whole or, from time to time, in part, at the Issuer’s option at any time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed, or

(2) as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the amount being redeemed to the date of redemption.

CUSIP:	14149Y AU2

3.200% Notes due 2022

Aggregate Principal Amount:	$250,000,000

Maturity Date:	June 15, 2022

Interest Rate:	3.200%

Issue Price:	99.879% of principal amount

Underwriting Discount (before reimbursement of expenses):	0.65% ($1,625,000)

Net Proceeds to Issuer (after Underwriting Discount before expenses):	$248,072,500

Benchmark Treasury:	UST 1.750% due May 15, 2022

Benchmark Treasury Price:	99-28

Benchmark Treasury Yield:	1.764%

Spread to Benchmark Treasury:	+145 basis points

Yield to Maturity:	3.214%

Interest Payment Dates:	Semi-annually on June 15 and December 15, commencing December 15, 2012

Make-whole Call:

The notes will be redeemable, in whole or, from time to time, in part, at the Issuer’s option at any time, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the notes to be redeemed, or

(2) as determined by a quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the amount being redeemed to the date of redemption.

CUSIP:	14149Y AV0

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Exhibit A

[FORM OF OPINIONS TO BE DELIVERED BY SHEARMAN & STERLING LLP]

1. The Underwriting Agreement has been duly executed and delivered by the Company.

2. The Indenture has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Securities have been duly executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4. No authorization, approval or other action by, and no notice to or filing, with any United States federal or New York governmental authority or regulatory body, is required for the due execution, delivery or performance by the Company of the Underwriting Agreement, the Indenture or the Securities to which it is a party, except as have been obtained and are in full force and effect under the Act or the Trust Indenture Act or as may be required under the securities and blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

5. The Indenture has been duly qualified under the Trust Indenture Act.

6. The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities to which it is a party do not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of Generally Applicable Law or (b) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of the documents listed in the attached schedule.

7. The statements in the Time of Sale Information and the Final Prospectus under the captions “Description of the Notes” and “Description of Debt Securities”, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

    To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted.

    (a) each of the documents incorporated by reference in the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive

A-1

[FORM OF OPINIONS TO BE DELIVERED BY SHEARMAN & STERLING LLP]

in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel expresses no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

No facts came to such counsel’s attention, based upon their participation in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus and any amendments and supplements thereto and upon their review and discussion of the contents thereof, but without independent check or verification except as specified, nothing has come to their attention which would cause such counsel to believe that (i) the Registration Statement (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel has not been requested to comment), at the time it became effective or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), at the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of the Final Prospectus Supplement or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-2

Exhibit B

[FORM OF OPINIONS TO BE DELIVERED BY RYLAN O. RAWLINS, ASSOCIATE GENERAL COUNSEL OF THE COMPANY]

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

2. Each Significant Subsidiary is validly existing and in good standing under the laws of its jurisdiction of incorporation.

3. Except for permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions (as to which I express no opinion), no consent, approval, authorization or other order of any regulatory body, administrative agency or other governmental body of or in the State of Ohio is legally required for the valid issuance and sale of the Securities to the Underwriters in the manner contemplated by the Underwriting Agreement.

4. The Underwriting Agreement, the Indenture and the Securities have been duly authorized, executed and delivered by the Company.

5. There are no legal or governmental proceedings known to me pending or threatened that are required to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus that are not described as required, and there is no contract or document known to me of a character required to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

6. The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities, compliance by the Company with all provisions thereof and the consummation by the Company of the transactions contemplated thereby do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate or articles of incorporation or bylaws or code of regulations of the Company or any of its Significant Subsidiaries or any agreement, indenture or other instrument known to me which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound which conflict or default would have a Material Adverse Effect, and except where such breach or default would not have a Material Adverse Effect on the ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture and the Securities, or (assuming compliance with all applicable state securities and Blue Sky laws and without opining as to the enforceability of rights of indemnity or contribution under applicable law) violate any law or administrative regulation of or in the State of Ohio or ruling or court decree known to me applicable to the Company or any of its Significant Subsidiaries or any of their respective property which violation would have a Material Adverse Effect, and except where such breach or default would not have a Material Adverse Effect on the ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture and the Securities.

Based upon my participation in the preparation of the Registration Statement, the Time of Sale Information and the Final Prospectus and any amendments and supplements thereto and upon my review and discussion of the contents thereof, nothing has come to my attention

B-1

[FORM OF OPINIONS TO BE DELIVERED BY RYLAN O. RAWLINS, ASSOCIATE GENERAL COUNSEL OF THE COMPANY]

which would lead me to believe that the Registration Statement at the time it became effective, including the information, if any, deemed to be part of such Registration Statement at such time of effectiveness pursuant to Rule 430B under the Act, and at the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, that the Time of Sale Information, at the Time of Sale (which we assume to be the date of the Underwriting Agreement) contained any untrue statement of any material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus (as amended or supplemented, if applicable) as of its date or the Closing Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In making the statements in the immediately preceding sentence, I am not expressing any opinion on the financial statements and financial exhibits and other financial data included (or incorporated by reference) therein or omitted therefrom and I am not responsible for the adequacy or accuracy of the derivation or compilation from the Company’s accounting records of the financial data included in the Registration Statement, the Time of Sale Information or the Final Prospectus and any amendments or supplements thereto.

B-2